Exhibit 99.1

GlobalOptions Sells its Security Consulting and Design Services Unit To Guidepost Solutions

NEW YORK -- GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk management services, on April 23, 2010, entered into a definitive agreement to sell SafirRosetti, the security consulting and design services unit of its Security Consulting and Investigations segment, to Guidepost Solutions, LLC, a leading provider of global investigative and security services, for approximately $5.25 million, consisting of $3.50 million in cash and a note with a face value of $1.75 million, plus contingent consideration of up to approximately $1.50 million, based upon the purchaser’s realization of certain working capital targets. Bode Technology Group, the other unit in the segment, will remain with the company and the business segment will be renamed Forensic DNA Solutions and Products. The transaction, which has been approved by the GlobalOptions’ Board of Directors, is expected to close by April 30, 2010, and is subject to customary closing conditions. GlobalOptions plans to use the proceeds from the sale for general corporate purposes.

Bode Technology Group provides DNA analysis, proprietary DNA collection products and consulting services to law enforcement agencies, federal and state governments, crime laboratories and disaster management organizations.

Needham & Company served as financial advisor to GlobalOptions on this transaction and continues to serve the company as part of its work in assessing strategic and financial alternatives for maximizing shareholder value.

“Selling the security consulting business is the first step towards streamlining our operations and maximizing shareholder value,” said Dr. Harvey W. Schiller. “We are continuing to evaluate our mix of assets with a view toward creating a more profitable company focused on the areas of the business that line up with maximizing shareholder value. For example, the market opportunities for Bode Technology are expanding, in both the United States and abroad, as new applications for DNA analysis are developed. To service these growing opportunities, Bode Technology is leveraging its reputation as the gold standard private DNA lab in the United States to enter new service areas, introduce new advanced product offerings and software systems and further its penetration of overseas markets.”

As part of the transaction, Guidepost Solutions, formerly Guidepost Investigations and Security LLC, will be managed and owned by a team of leading professionals including Bart Schwartz, CEO and Founder of Guidepost Investigations and Security; Joseph Rosetti, co-founder and former President of SafirRosetti, Anthony Lanza of Carriage House Partners whose father Frank was a founder of L-3 Communications; Andrew O’Connell, former Assistant United States Attorney for the Southern District of New York; and Viet Dinh, former United States Assistant Attorney General for Legal Policy.

About GlobalOptions Group

GlobalOptions Group, with headquarters in New York City and offices in 16 cities, is a provider of high-end risk assessment and mitigation services to Fortune 1000 corporations, governmental organizations and high-profile individuals throughout the world. GlobalOptions Group's services currently include risk management and security, investigations and litigation support, and crisis management. These engagements take GlobalOptions Group staff around the world and are typically highly sensitive engagements where GlobalOptions Group is interacting with senior leaders in corporations and governments. Its overall mission is to identify, evaluate, assess, prevent and correct issues that may threaten people, organizations or strategic initiatives for corporations or governments. Additional information can be found at www.globaloptionsgroup.com.

About Guidepost Solutions, LLC

Guidepost is a global investigations and security company with expertise in designing and managing the installation of physical security and life safety systems for both new and existing sophisticated facilities and operations. The company also provides expert investigative and security consulting services and advice to companies, government agencies, individuals, and their counsel, to solve problems, advance business opportunities, mitigate risks, and resolve disputes.

Based in Washington DC and New York, with offices in Chicago, Dallas and Oakland, Guidepost has resources and assets throughout the world, including a management team made up of investigators who are former prosecutors and law enforcement and intelligence officers, forensic accountants, and computer forensics specialists, among others.

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including the successful integration of acquired businesses and revenue run rates.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group's filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts

PR Contact:
Lippert/Heilshorn & Assoc.
Adam Handelsman, 212-201-6622
ahandelsman@lhai.com

or

IR Contact:
Lippert/Heilshorn & Assoc.
Jody Burfening, 212-838-3777
jburfening@lhai.com

Source: GlobalOptions Group, Inc.